Exhibit 3.1

Delaware The First State Page 1 I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS FILED FROM AND INCLUDING THE RESTATED CERTIFICATE OR A MERGER WITH A RESTATED CERTIFICATE ATTACHED OF “WATTS WATER TECHNOLOGIES, INC.” AS RECEIVED AND FILED IN THIS OFFICE. THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED: RESTATED CERTIFICATE, FILED THE TWENTY-EIGHTH DAY OF AUGUST, A.D. 1986, AT 8:40 O`CLOCK A.M. CERTIFICATE OF AMENDMENT, FILED THE EIGHTEENTH DAY OF OCTOBER, A.D. 1990, AT 12 O`CLOCK P.M. CERTIFICATE OF AMENDMENT, FILED THE SIXTEENTH DAY OF OCTOBER, A.D. 1991, AT 4:30 O`CLOCK P.M. CERTIFICATE OF AMENDMENT, FILED THE EIGHTEENTH DAY OF OCTOBER, A.D. 1994, AT 12 O`CLOCK P.M. CERTIFICATE OF OWNERSHIP, FILED THE TWENTIETH DAY OF DECEMBER, A.D. 2002, AT 12:30 O`CLOCK P.M. Jeffrey W. Bullock, Secretary of State 2079617  8100X Authentication: 202845689 SR# 20194061873 Date: 05-17-19 [SEAL] You may verify this certificate online at corp.delaware.gov/authver.shtml

Delaware The First State  Page 2  CERTIFICATE OF OWNERSHIP, CHANGING ITS NAME FROM "WATTS INDUSTRIES, INC." TO "WATTS WATER TECHNOLOGIES, INC.", FILED THE FOURTEENTH DAY OF OCTOBER, A.D. 2003, AT 2:39 O`CLOCK P.M. AND I DO HEREBY FURTHER CERTIFY THAT THE EFFECTIVE DATE OF THE AFORESAID CERTIFICATE OF OWNERSHIP IS THE FIFTEENTH DAY OF OCTOBER, A.D. 2003 AT 12:01 O'CLOCK A.M. CERTIFICATE OF AMENDMENT, FILED THE SEVENTEENTH DAY OF MAY, A.D. 2019, AT 9:50 O`CLOCK A.M. Jeffrey W. Bullock, Secretary of State 2079617 8100X Authentication: 202845689 SR# 20194061873 Date: 05-17-19 [SEAL] You may verify this certificate online at corp.delaware.gov/authver.shtml

8602400007 RESTATED CERTIFICATE OF INCORPORATION OF WATTS INDUSTRIES, INC.  Pursuant to Sections 242 and 245 of the General Corporation Law of the State of Delaware FILED 8:40 AM AUG 28 1986 Watts Industries, Inc. (hereinafter called the "Corporation"), a corporation organized and existing under the General Corporation Law of the State of Delaware, the Certificate of Incorporation of which was filed  in the Office of the Secretary of Slate of Delaware on December 27, 1985 and recorded in the Office of the Recorder of Deeds of New Castle County, State of Delaware, on December 27, 1985, which Certificate of Incorporation was amended pursuant to a Certificate of Amendment  filed in the Office of the Secretary of State of Delaware on June 13, 1986 and recorded  in the Office of the Recorder of Deeds of New Castle County, State of Delaware, on June 18, 1986, does hereby certify that this Restated Certificate of Incorporation has been duly adopted pursuant to Sections 242 and 245 of the General Corporation Law of the State of Delaware. FIRST:The name of the Corporation is Watts Industries, Inc. SECOND: The address of the Corporation's registered office in the State of Delaware is 1209 Orange Street in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware. THIRD:The nature of the business or purpose to be conducted or promoted is as follows: To conduct or engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware. FOURTH:The total number of shares of capital stock which the Corporation shall have authority to issue shall be Thirty-eight million (38,000,000) shares, of which twenty million (20,000,000) shall be Class A Common Stock, par value $.10 per share ("Class A Common Stock"), thirteen million (13,000,000) shall be Class B Common Stock, par value $.10 per share ("Class B Common Stock"), and five million (5,000,000) shall be Preferred Stock, par value $.10 per share, issuable in series ("Preferred Stock"). 00002

As of the date and time this Restated Certificate of Incorporation  shall become effective under the laws of the State of Delaware (the "Effective Time"), each share of Common Stock, par value $1.00 per share ("Old Common Stock"), issued and outstanding  immediately prior to the Effective Time shall be automatically converted (without any further act) into 330 fully paid and non-assessable shares of Class B Common Stock, each share of Class B Common Stock, par value $1.00 per share ("Old Class B Stock"), issued and outstanding immediately prior to the Effective Time shall be automatically converted (without any further act) into 330 fully paid and non-assessable shares of Class A Common Stock, and each share of 10% Preferred Stock, par value $100.00 per share ("Old Preferred Stock"), issued and outstanding immediately prior to the Effective Time shall be automatically converted (without any further act) into such number of fully paid and non-assessable shares of Class B  Common Stock as is equal to a fraction, the numerator of which shall equal 100 plus the number which is equal to the dollar value of all accrued and unpaid dividends, if any, on such  share and the denominator of which shall be 16.5; provided, however, that no fractional shares shall be issued on account of such conversion of Old Preferred Stock and that cash shall be paid in lieu thereof. Until presented and surrendered for cancellation, each certificate for shares of the Old Common Stock, Old Class B Stock and Old Preferred Stock, respectively, outstanding as of the Effective Time shall be deemed to represent the number of shares of Class A Common Stock Class B Common Stock determined in accordance with this paragraph, and upon such presentation and surrender each holder of a certificate or certificates for such Old Common Stock, Old Class B Stock or Old Preferred Stock, as applicable, shall be entitled to receive a certificate for such number or shares of Class A Common Stock or Class B Common Stock. Except as otherwise specifically stated in this Article Fourth, shares of Class A Common Stock and shares of Preferred Stock may be issued by the Corporation from time to time as approved by its Board of Directors without the approval of the stockholders. Subsequent to the Effective Time, no shares of Class B Common Stock may be issued by the Board of Directors without the prior approval of a majority in interest of the holders of Class B Common Stock and the Class A Common Stock, voting as separate classes, except as provided in Sections A.3 and A.4 of this Article Fourth. The consideration for the issuance of shares shall be paid in full before their issuance and shall not be less than the par value per share. The consideration for the shares shall be such consideration as is lawful under the General Corporation Law of the State of Delaware at the time of issue, and the value of such property, labor or services, as determined by the Board of Directors of 00003 2 the Corporation, shall be conclusive. Upon payment of such consideration, such shares shall be deemed to be fully paid and non-assessable. In the case of a stock dividend, that part of the surplus or retained earnings of the Corporation which is transferred to stated capital upon the issuance of shares as a share dividend shall be deemed to be the consideration for such issuance. A description of the different classes of the Corporation's capital stock and a statement of the powers, designations, preferences and relative, participating, optional or other specified rights of each class of capital stock or series thereof and the qualifications, limitations or restrictions appertaining thereto are as follows: A. Class A Common Stock and Class B Common Stock. 1. Voting. (a) At every meeting of the stockholders of the Corporation (or with respect to any action by written consent in lieu of a meeting of stockholders), each share of Class A Common Stock shall be entitled to one (1) vote (whether voted in person by the holder thereof or by proxy or pursuant to a stockholders' consent) and each share of Class B Common Stock shall be entitled to ten (10) votes (whether voted in person by the holder thereof or by proxy or pursuant to a stockholders' consent), voting together as one class on all matters which may lawfully be submitted to a vote of stockholders, except to the extent otherwise required by law and except as otherwise provided in this Restated Certificate of Incorporation or any amendment hereof. (b) In determining whether any resolution has been adopted by the vote of a specified  percentage of the holders of shares of the Corporation pursuant to the Corporation's  By-laws or otherwise, such percentage shall be calculated as a percentage of the total number of votes entitled to be cast by the holders of the Class A Common Stock and the Class B Common Stock (and any other shares entitled to vote thereon) except to the extent such holders vote as separate classes as required by law or as otherwise provided in this Restated Certificate of Incorporation. 2. Conversion. (a) Each share of Class B Common Stock may at any time be converted into one (1) fully paid and non-assessable share of Class A Common Stock. Such 00004 3 conversion right shall be exercised by the surrender of the certificate representing such share of Class B Common Stock to be converted by the record holder thereof at any time during normal business hours at the principal executive offices of the Corporation or, if an agent for the registration of the transfer of shares of Class A Common Stock is then duly appointed and acting (the "Transfer Agent"), then at the office of the Transfer Agent, accompanied by a written notice of the election by the record holder thereof to convert, and (if so required by the Corporation or the Transfer Agent) by instruments of transfer, in form satisfactory to the Corporation or the Transfer Agent. A conversion shall be deemed to have occurred at the close of business on the date when the Corporation or the Transfer Agent has received the prescribed written notice, the required certificate or certificates and any such instruments of transfer; provided, however, that any such conversions within five (5) business days after the Effective Time shall be deemed to have occurred at the time the Corporation or Transfer Agent, as applicable, receives all such documentation in proper form. The Corporation or the Transfer Agent shall deliver a certificate or certificates representing the shares of Class A Common Stock issuable upon such conversion to the record holder requesting such conversion as soon as practicable thereafter. Any such conversion shall be made without charge for any stamp or similar tax  in respect of the issuance of the certificate or certificates for the shares of Class A Common Stock issued in connection with such conversion, unless such certificate or certificates are to be issued in a name other than that of the record holder of the share or shares of Class B Common Stock converted, in which case such record holder shall pay to the Corporation or the Transfer Agent the amount of any stamp or similar tax which may be payable in respect of any transfer involved in such conversion. (b) The Corporation shall not be required to convert Class B Common Stock and no surrender of Class B Common Stock shall be effective for that purpose while the stock transfer books of the Corporation are closed for any purpose; but the valid presentation of Class B Common Stock for conversion during any period such books are so closed shall become effective for conversion immediately upon the re-opening  of such books, as if the conversion had been made on the date such Class B Common Stock was surrendered.  (c) The Corporation covenants that it will at all times reserve and keep available, solely for the purpose of issuance upon conversion of the outstanding shares of 00005 4

Class B Common Stock, such number of shares of Class A Common Stock as shall be issuable upon the conversion of all such outstanding shares, provided that nothing contained herein shall be construed to preclude the Corporation from satisfying its obligations in respect of the conversion of the outstanding shares of Class B Common Stock by delivery of shares of Class A Common Stock which are held in the treasury of the Corporation. The Corporation covenants that if any shares of Class A Common Stock required to be reserved for purposes of conversion hereunder require registration with or approval of any governmental authority under any federal or state law before such shares of Class A Common Stock may be issued upon conversion, the Corporation will use its best efforts to cause such shares to be duly registered or approved, as the case may be. The Corporation will endeavor to list the shares of Class A Common Stock required to be delivered upon conversion prior to such delivery upon each national securities exchange or listing service, if any, upon which the outstanding Class A Common Stock is listed at the time of such delivery. The Corporation covenants that all shares of Class A Common Stock which shall be issued upon conversion of the shares of Class B Common Stock, will, upon issuance, be fully paid and non-assessable and not entitled to any preemptive rights. (d)At such time as the total number of shares of Class B Common Stock issued and outstanding shall constitute less than five percent (5%) of the aggregate number of shares of Class A Common Stock and Class B Common Stock issued and outstanding, all of the outstanding shares of Class B Common Stock shall be automatically converted (without any further act) into an equal number of shares of Class A Common Stock pursuant to the terms of this Section A.2. Such conversion shall be deemed to be effective at such time, regardless of whether the certificate or certificates for such outstanding shares of Class B Common Stock shall have been duly surrendered for conversion. (e)All shares of Class B Common Stock converted pursuant to this Section A.2 shall thereupon be retired and revert to the status of authorized and unissued shares, and may not be reissued except as provided in Section A.3 or A.4 of this Article Fourth.  3.Further Issuance and Authorization of Class B Common Stock. Following the Effective Time, no additional shares of Class B Common Stock shall be issued or authorized without 00006 5 the affirmative vote of a majority of all votes entitled to be cast by the holders of the Class A Common Stock and Class B Common Stock, voting as separate classes, except as provided in Section A.4 of this Article Fourth.  4. Dividends.  Dividends may be declared by the Board of Directors upon and paid to the holders of the Class A Common Stock and Class B Common Stock out of funds legally available therefor; provided, however, that such dividends, when, as and if declared and paid, shall be so declared and paid to such holders pro rata according to the number of shares of Class A Common Stock and Class B Common Stock held by each such holder (with the number of shares of outstanding  Class A Common Stock and Class B Common Stock being aggregated and considered a single class for this purpose); and provided further, however, that no dividend or other distribution may be declared upon the Class A Common Stock, whether  payable in cash or in shares of Class A  Common Stock or otherwise, unless a comparable dividend shall be declared upon the Class B Common Stock and vice versa. If the dividend declared upon the Class A Common Stock is payable in shares of Class A Common Stock, the comparable dividend declared upon the Class B Common Stock shall be payable in shares of Class B Common Stock, and vice versa. No dividend declared on shares of Class A Common Stock shall be payable in shares of Class B Common Stock, and vice versa.  5. Stock Splits and Other Transactions. Shares of Class A Common Stock or Class B Common Stock may not be split up, subdivided, 'combined or reclassified, unless at the same time the shares of such other class are proportionately so split up, subdivided, combined or reclassified in a manner which maintains the same proportionate equity ownership (i.e., the same proportion  of shares of Class A Common Stock and Class B Common Stock held by each class) between the holders of Class A Common Stock and Class B Common Stock as comprised on the record date for any such transaction. 6. Liquidation Rights.  In the event of a liquidation or dissolution of the Corporation, or a winding up of its affairs, whether voluntary or involuntary, or a merger or consolidation of the Corporation, after payment or provision for payment of the debts or liabilities of the Corporation and the amounts to which holders of Preferred Stock, if any, may be entitled, holders of Class A Common Stock and Class B  00007 6

Common Stock shall be entitled to share ratably as one class for this purpose (i.e., an equal amount of assets for each share of either Class A Common Stock or Class B Common Stock) in the remaining assets of the Corporation. 7. Restriction on Transfer of Class B Common Stock. (a) No person holding shares of Class B Common Stock of record (hereinafter called a "Class B Holder") may transfer, and the Corporation shall not register the transfer of, such shares of Class B Common Stock, whether by sale, assignment, gift, bequest, appointment or otherwise, except to a Permitted Transferee (as hereinafter defined). A Permitted Transferee shall mean, with respect to each person from time to time shown as the record holder of shares of Class B Common Stock, as follows:  (i)In the case of a Class B Holder who is a natural person, a Permitted Transferee shall mean: (A) The spouse of such Class B Holder, any lineal descendant of a grandparent of such Class B Holder, and any spouse of such lineal descendant (which lineal descendants, their spouses, the Class B Holder, and his or her spouse are herein collectively referred to as the "Class B Holder's Family Members");  (B) The trustee of a trust for the benefit of such Class B Holder and/or one or more of his or her Permitted Transferees described in each subclause of this clause (i) other than this subclause (B), provided that such trust may also grant a general or special power of appointment to one or more of such Class B Holder's Family Members and may permit trust assets to be used to pay taxes, legacies and other obligations of the trust or of the estates of one or more of such Class B Holder's Family Members payable by reason of the death of any of such Family Members;  (C) A corporation of which all of the beneficial ownership of outstanding capital stock entitled to vote for the election of directors is owned by, or a partnership of which all of the beneficial ownership of the partnership interests entitled to participate in the management of the partnership are held by, the Class B Holder or his or her Permitted Transferees determined under this clause (i), provided that if by reason of any change in the ownership of such stock or partnership interests, such corporation or  00008  7 partnership would no longer qualify as a Permitted Transferee, all shares of Class B Common Stock then held by such corporation or partnership shall, upon the election of the Corporation given by written notice to such corporation or partnership, without further act on anyone's part, be converted into shares of Class A Common Stock effective upon the date of the giving of such notice, and stock certificates formerly representing such shares of Class B Common Stock shall thereupon and thereafter be deemed to represent the like number of shares of Class A Common Stock; (D) The estate of such Class B Holder; and (E) The trustee or trustees of a voting trust established by one or more Class B Holders and/or one or more of his or her Permitted Transferees described in each subclause of this clause (i) other than this subclause (E). (ii) In the case of a Class B Holder holding the shares of Class B Common Stock in question as trustee pursuant to a trust (including a voting trust) other than an irrevocable trust as provided in subsection (iii) below, "Permitted Transferee" means (A) any person who originally transferred such Class B Common Stock to such trust and (B) any Permitted Transferee of any such transferor determined pursuant to clause (i) above. (iii) In the case of a Class B Holder holding the shares of Class B Common Stock in question as trustee pursuant to a trust which is irrevocable, “permitted Transferee” means (A) any person to whom or for whose benefit principal may be distributed either during or at the end of the term of such trust whether by power of appointment or otherwise and (B) any Permitted Transferee of any such person determined pursuant to clause (i) above. (iv)In the case of a Class B Holder which is a corporation or partnership holding record and beneficial ownership of the shares of Class B Common Stock in question, "Permitted Transferee" means (a) any person transferring such shares of Class B Common Stock to such corporation or partnership and (b) any Permitted Transferee of any such transferor determined pursuant to clause (i) above. (v) In the case of a Class B Holder which is the  00009 8 estate of a deceased Class B Holder, or which is the estate of a bankrupt or insolvent Class B Holder, which holds record and beneficial ownership of the shares of Class B Common Stock in question, "Permitted Transferee" means a Permitted Transferee of such deceased, bankrupt or insolvent Class B Holder as determined pursuant to clause (i), (ii), (iii) or (iv) above, as the case may be.  (b) Notwithstanding anything to the contrary set forth herein, any Class B Holder may pledge such Holder's shares of Class B Common Stock to a pledge pursuant to a bona fide pledge of such shares as collateral security for indebtedness due to the pledgee, provided that such shares shall not be transferred to, or registered in, the name of the pledgee and shall remain subject to the provisions of this Section A.7. In the event of foreclosure or other similar action by the pledgee, such pledged shares of Class B Common Stock may only be transferred to a Permitted Transferee of the pledgor or converted into shares of Class A Common Stock, as the pledgee may elect.  (c) For purposes of this Section A.7: (i) The relationship of any person that is derived by or through legal adoption shall be considered a natural one.  (ii) Each joint owner of shares of Class B Common Stock shall be considered a "Class B Holder" of such shares.  (iii) A minor for whom shares of Class B Common Stock are held pursuant to a Uniform Gifts to Minors Act or similar law shall be considered a Class B Holder of such shares.  (iv) Unless otherwise specified, the term "person" means both natural persons and legal entities.  (v) Without derogating from the election conferred upon the Corporation pursuant to subclause (C) of clause (i) above, each reference to a corporation shall include any successor corporation resulting from merger or consolidation; and each reference to a partnership shall include any successor partnership resulting from the death, admission or withdrawal of a partner.  (d) Any transfer of shares of Class B Common Stock not permitted hereunder shall result in the automatic conversion of those shares of Class B Common Stock into an 00010 9 equal number of shares of Class A Common Stock without any further act, effective as of the date on which certificates representing such shares are presented for transfer on the books of the Corporation. The Corporation may, in connection with preparing a list of stockholders entitled to vote at any meeting of stockholders, or as a condition to the transfer or the registration of shares of Class B Common Stock on the Corporation's books, require the furnishing of such affidavits or other proof as it deems necessary to establish that any person is the beneficial owner of shares of Class B Common Stock or is a Permitted Transferee. (e) Shares of Class B Common Stock shall be registered in the names of the beneficial owners thereof and not in "street" or "nominee" name. For this purpose, a "beneficial owner" of any shares of Class B Common Stock shall mean a person who, or an entity which, possesses the power, either singly or jointly, to direct the voting or disposition of such shares (including any voting trustee under a voting trust). The Corporation shall note on the certificates for shares of Class B Common Stock the restrictions on transfer and registration of transfer imposed by this Section A.7 or otherwise.  B. Preferred Stock. The Board of Directors is hereby authorized from time to time to provide by resolution for the issuance of shares of Preferred Stock in one or more series not exceeding the aggregate number of shares of Preferred Stock authorized  by this Restated Certificate of Incorporation, as amended  from time to time; and to determine with respect to each such series the designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions appertaining thereto, including without limiting the generality of the foregoing, the voting rights appertaining to shares of Preferred Stock of any series (which may be applicable generally or only upon the happening and continuance of stated events or conditions), the rate of dividend to which holders of Preferred Stock of any series may be entitled (which may be cumulative or non-cumulative), the rights of holders of Preferred Stock of any series in the event of liquidation, dissolution or winding up of the affairs of the Corporation, and the rights (if any) of holders of Preferred Stock of any series to convert or exchange such shares of Preferred Stock of such series for shares of any other class of capital stock (including the determination of the price or prices or the rate or rates applicable to such rights to  convert or exchange and the adjustment thereof, the time or times during which the right to convert or exchange shall be  00011 10 applicable and the time or times during which a particular price or rate shall be applicable); provided, however, that the Corporation shall not issue any shares of Preferred Stock carrying in excess of one vote per share or Preferred Stock convertible into Class B Common Stock without the prior approval of a majority in interest of the holders of the Class B Common Stock and the Class A Common Stock, voting as separate classes.  Before the Corporation shall issue any shares of Preferred Stock of any series, a certificate setting forth a copy of the resolution or resolutions of the Board of Directors, fixing the powers, designations, preferences and relative, participating, optional or other rights, if any, and the qualifications, limitations and restrictions, if any, appertaining to the shares of Preferred Stock of such series, and the number of shares of Preferred Stock of such series authorized  by the Board of Directors to be issued, shall be made under seal of  the Corporation and signed by Chairman of the Board or the President or a Vice President and attested to by the Secretary or an Assistant Secretary and acknowledged by such Chairman of the Board or President or Vice President as provided by the  laws of the State of Delaware and shall be filed and a copy thereof recorded in the manner prescribed by the laws of the State of Delaware. FIFTH: In furtherance of and not in limitation of powers conferred by statute, it is further provided: 1. The number of Directors shall be fixed in the manner provided in the By-laws of the Corporation. 2. Election of Directors need not be by written ballot. 3. The Board of Directors is expressly authorized to adopt, amend or repeal the By-laws of the Corporation to the extent specified therein. SIXTH: The Corporation is to have perpetual existence. SEVENTH: The private property of the stockholders shall not be subject to the payment of corporate debts to any extent whatever. EIGHTH: Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware, nay, on the application in a summary way of this Corporation or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8   00012 11

of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation. NINTH: The Corporation reserves the right at any time and from time to time to amend, alter, change or repeal any provision contained in this Restated Certificate of Incorporation, and other provisions authorized by the laws of the State of Delaware at the time in effect may be added or inserted, in the manner now or hereafter prescribed by statute, and all rights, preferences and privileges of whatsoever nature conferred upon stockholders herein are granted subject to this reservation; provided, however, that the provisions of Articles Fourth and Ninth of this Restated Certificate of Incorporation shall not be modified, revised, altered, amended, repealed or rescinded, in whole or in part, except by the affirmative vote of the holders of a majority in interest of each class of the Corporation's outstanding capital stock entitled to vote generally in the election of the Directors, voting as separate classes. TENTH: No Director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director; provided, however, that the foregoing clause shall not apply to any liability of a Director (i) for any breach of the Director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the Director derived an improper personal benefit. This Article shall not eliminate or limit the liability of a Director for any act or omission occurring prior to the effective date of this Restated Certificate of Incorporation under the laws of the State of Delaware. 00013 12

IN WITNESS WHEREOF, the Corporation has caused its corporate seal to be hereto affixed and this Restated Certificate of Incorporation to be signed by its Chairman of the Board and attested by its Secretary this 28th day of August, 1986.  WATTS INDUSTRIES, INC. By: Timothy P. Horne, Chairman of the Board ATTEST: Kenneth J. McAvoy, Secretary [Corporate Seal] [SEAL] 00014 13

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 12:00 PM 10/18/1990 730291022 – 2079617  OCT 18 ‘90 11:35 GOOPWIN PROCTER 29TH  CERTIFICATE OF AMENDMENT OF RESTATED CERTIFICATE OF INCORPORATION OF WATTS INDUSTRIES, INC.  watts Industries, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), does hereby certify as follows: l. The name of the Corporation is Watts Industries, Inc. 2. The first paragraph of Article FOURTH of the Restated Certificate of Incorporation of the corporation is hereby amended and restated to read in its entirety as follows: FOURTH:The total number of shares of capital stock which the Corporation shall have authority to issue shall be fifty-eight million (58,000,000) shares, of which forty million (40,000,000) shall be Class A Common Stock, par value $.10 per share ("Class A Common Stock"), thirteen million (13,000,000) shall be Class B Common Stock, par value $,10 per share ("Class B Common Stock"), and five million (5,000,000) shall be Preferred Stock, par value $.10 per share, issuable in series ("Preferred Stock”). 3. At a meeting duly held on August 17, 1990 after notice duly given, the Board of Directors of the corporation adopted resolutions declaring the advisability of the foregoing amendment and directing the officers of the Corporation to submit the amendment to the stockholders of the Corporation for their approval at its 1990 Annual Meeting of the stockholders or by written consent of the stockholders. P.4

OCT 18 ‘90 12:34 GOODWIN PROCTER P.3 4. The stockholders of the Corporation approved the foregoing amendment by the favorable votes of (i) the holders, of a majority of the issued and outstanding shares of the class A common stock of the Corporation and (ii) the holders of a majority of the issued and outstanding shares of the Class B common Stock of the Corporation as required by Article 4 Section A,3 of the company’s Restated Certificate of Incorporation. No other Class of securities of the corporation is entitled to vote on the foregoing amendment. 5. The amendment was July adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware. 6.  The capital of the Corporation will not be reduced under or by reason of the amendment. IN WITNESS WHEREOF, Watts Industries, Inc. has caused its corporate seal to be affixed and this Certificate to be signed on its behalf by Timothy P, Horns, Chairman of the Board and attested by Kenneth J. McAvoy, Secretary, and does hereby affirm that the facts stated therein are true, this 18th day of October 1990. ATTEST: [Corporate Seal] Kenneth J. McAvoy Secretary YP-6221/W WATTS INDUSTRIES, INC. By: Timothy P. Horne Chairman of the Board 2

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 04:30 PM 10/16/1991 731289017 – 2079617 OCT 16 ‘91 16:23 GP&H  CERTIFICATE OF AMENDMENT TO THE RESTATED CERTIFICATE OF INCORPORATION OF WATTS INDUSTRIES, INC,  Watts Industries, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY: FIRST:That at a meeting of the Board of Directors of Watts Industries, Inc., resolutions were duly adopted setting forth a proposed amendment of the Restated certificate of Incorporation of said corporation, declaring said amendment to be advisable and placing said amendment on the agenda of the next annual meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows: RESOLVED, that the Restated Certificate of Incorporation of this corporation be amended by changing Section A. 7 of the Article thereof numbered "FOURTH" so that, as amended, said Section A.7 shall be and read as follows:  7. Restriction on Transfer of Class B common Stock. (a) No person holding shares of Class B Common Stock of record (hereinafter called a "Class B Holder") may transfer, and the corporation shall not register the transfer of, such shares of Class B Common Stock, whether by sale, assignment, gift, bequest, appointment or otherwise, except to a Permitted Transferee (as hereinafter defined). A Permitted Transferee shall mean, with respect to each person from time to time shown as the record holder of shares of Class B Common Stock, as follows: (i) In the case of a Class B Holder who is a natural person, a Permitted Transferee shall mean: (A) The spouse of such Class B Holder, any lineal descendant of a grandparent of such Class B Holder, and any spouse of such lineal descendant (which lineal descendants, their spouses, the Class B Holder, and his or her spouse are herein collectively referred to as the "Class B Holder's Family Members");

OCT 16 ‘91 16:24 GP&H P.4 (B) The trustee or trustees of a trust for the benefit of such Class B Holder and/or one or more of his or her Permitted Transferees described in any subclause of this clause (i) other than this subclause (B), provided that such trust may also grant a general or special power of appointment to one or more of such Class B Holder's Family Members and may permit trust assets to be used to pay taxes, legacies and other obligations of the trust or of the estates of one or more of such Class B Holder's Family Members payable by reason of the death of any of such Family Members; (C) A corporation of which all of the beneficial ownership of outstanding capital stock entitled to vote for the election of directors is owned by, or a partnership of which all of the beneficial ownership of the partnership interests entitled to participate in the management of the partnership are held by, the Class B Holder or his or her Permitted Transferees determined under this clause (i), provided that if by reason of any change in the ownership of such stock or partnership interests, such corporation or partnership would no longer qualify as a Permitted Transferee, all shares of Class B Common Stock then held by such corporation or partnership shall, upon the election of the Corporation given by written notice to such corporation or partnership, without further act on anyone's part, be converted into shares of Class A Common Stock effective upon the date of the giving of such notice, and stock certificates formerly representing such shares of Class B Common Stock shall thereupon and thereafter be deemed to represent the like number of shares of Class A Common Stock; (D)Any private charitable foundation, the trustee or trustees of any private charitable foundation (in the event such foundation is organized as a trust) or the trustee or trustees of any charitable remainder trust, which foundation or trust was established by one or more Class B Holders and/or one or more of his or her Permitted Transferees described in any subclause of this clause (i) other than this subclause (D); (E) The estate of such Class B Holder; and  2

OCT 16 ‘91 16:25 GP&H P.5 (F) The trustee or trustees of a voting trust established by one or more Class B Holders and/or one or more of his or her Permitted Transferees described in any subclause of this clause (i) other than this subclause (F). (ii)In the case of a Class B Holder holding the shares of Class B common Stock in question as trustee. or trustees pursuant to a revocable trust (for this purpose, any voting trust and any trust that is revocable with the consent of the trustee shall be deemed to constitute a revocable trust), other than any charitable remainder trust, ''Permitted Transferee" means (A) any person who originally transferred such shares of Class B Common Stock to such trust (or, in the event such transferor is a trust which has been revoked or dissolved, such transferor shall be deemed to be any original settlor or settlers of such trust) and (B) any Permitted Transferee of any such transferor determined pursuant to this Section A.7(a). (iii)In the case of a Class B Holder holding the shares of Class B Common Stock in question as trustee or trustees pursuant to a trust which is irrevocable, other than any charitable remainder trust, "Permitted Transferee" means (A) any person to whom or for whose benefit principal may be distributed either during or at the end of the term of such trust whether by power of appointment or otherwise and (B) any Permitted Transferee of any such person determined pursuant to this section A.7(a). (iv) In the case of a Class B Holder holding the shares of Class B Common Stock in question as trustee or trustees pursuant to a charitable remainder trust, "Permitted Transferee" means (A) any person who originally transferred such shares of Class B Common Stock to such trust and (B) any Permitted Transferee of any such transferor determined pursuant to this section A.7(a). (v) In the case of a Class B Holder which is a private charitable foundation, corporation or partnership holding record and beneficial ownership of the shares of Class B Common Stock in question, "Permitted Transferee" means (A) any person transferring such shares of Class B Common Stock to such private charitable foundation, corporation or partnership and (B) any Permitted transferee of any such transferor determined pursuant to this Section A.7(a).  3

OCT 16 ‘91 16:26 GP&H P.6 (vi) In the case of a Class B Holder which is the estate of a deceased Class B Holder, or which is the estate of a bankrupt or insolvent Class B Holder, which holds record and beneficial ownership of the shares of Class B Common Stock in question, “Permitted Transferee" means a Permitted Transferee of such deceased, bankrupt or insolvent Class B Holder as determined pursuant to this Section A.7(a).  For purposes of applying the provisions of this Section A.7(a) in connection with any transfer of shares of Class B Common Stock, (i) any Permitted Transferee of a person who is deceased or otherwise no longer in existence shall be determined as if such person were then living or otherwise in existence (except as contemplated in clause (ii)(A) of this Section A.7(a)) and (ii) determination of the Permitted Transferees of any person may be made by successive applications of any of the provisions of this Section A.7(a) as provided herein (as in the case, for example, of a determination of the Permitted Transferees of a trust involving analysis of the original transferor to such trust and the Permitted Transferees of such transferor). (b) Notwithstanding anything to the contrary set forth herein, any Class B Holder may pledge such Holder's shares of Class B Common Stock to a pledgee pursuant to a bona fide pledge of such shares as collateral security for indebtedness due to the pledgee, provided that such shares shall not be transferred to, or registered in, the name of the pledgee and shall remain subject to the provisions of this Section A.7. In the event of foreclosure or other similar action by the pledgee, such pledged shares of Class B Common Stock may only be transferred to a Permitted Transferee of the pledger or converted into shares of Class A Common Stock, as the pledgee may elect. (c) For purposes of this Section A.7: (i) The relationship of any person that is derived by or through legal adoption shall be considered a natural one. (ii) Each joint owner of shares of Class B Common Stock shall be considered a "Class B Holder" of such shares. (iii) A minor for whom shares of Class B Common Stock are held pursuant to a Uniform Gifts to Minors Act or similar law shall be considered a Class B Holder of such shares.  4

OCT 16 ‘91 16:27 GP&H P.7  (iv) Unless otherwise specified, the term "person" means both natural persons and legal entities. (v) The term "Class B Common Stock" shall be deemed to include any securities of the Corporation or its predecessors in respect of which Class B Common Stock was issued. (vi) Without derogating from the election conferred upon the Corporation pursuant to subclause (C) of clause (i) above, each reference to a corporation shall include any successor corporation resulting from merger or consolidation; and each reference to a partnership shall include any successor partnership resulting from the death, admission or withdrawal of a partner. (d) Any transfer of shares of Class B Common Stock not permitted hereunder shall result in the automatic conversion of those shares of Class B common Stock into an equal number of shares of Class A Common Stock without any further act, effective as of the date on which certificates representing such shares are presented for transfer on the books of the Corporation. The Corporation may, in connection with preparing a list of stockholders entitled to vote at any meeting of stockholders, or as a condition to the transfer or the registration of shares of class B Common Stock on the Corporation's books, require the furnishing of such affidavits or other proof as it deems necessary to establish that any person is the beneficial owner of shares of Class B Common Stock or is a Permitted Transferee.  (e) Shares of Class B Common Stock shall be registered in the names of the beneficial owners thereof and not in "street" or "nominee" name. For this purpose, a "beneficial owner" of any shares of Class B Common Stock shall mean a person who, or an entity which, possesses the power, either singly or jointly, to direct the voting or disposition of such shares (including any voting trustee or trustees under a voting trust). The Corporation shall note on the certificates for shares of Class B Common Stock the restrictions on transfer and registration of transfer imposed by this Section A.7 or otherwise.  SECOND: That thereafter, pursuant to resolution of its Board of Directors, the annual meeting of the stockholders of said corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware, at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.  5

OCT 16 ‘91 16:28 GP&H P.8 THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.  IN WITNESS WHEREOF, said Watts Industries, Inc. has caused this certificate to be signed by Charles w. Grigg, its President, and Kenneth J. McAvoy, its Secretary, this 15th day of October, 1991.  By Charles W. Grigg, President  ATTEST: By Kenneth J. McAvoy, Secretary  YP-8611/W  6

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 12:00 PM 10/18/1994 944197743 - 2079617 CERTIFICATE OF AMENDMENT OF RESTATED CERTIFICATE OF INCORPORATION OF WATTS INDUSTRIES, INC.  Watts Industries, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), does hereby certify as follows:  1. The name of the Corporation is Watts Industries, Inc. 2.The first paragraph of Article FOURTH of the Restated Certificate of Incorporation of the Corporation is hereby amended and restated to read in its entirety as follows: FOURTH: The total number of shares of capital stock which the Corporation shall have authority to issue shall be one hundred ten million (110,000,000) shares, of which eighty million (80,000,000) shall be Class A Common Stock, par value $.10 per share ("Class A Common Stock"), twenty-five million (25,000,000) shall be Class B Common Stock, par value $.10 per share ("Class B Common Stock"), and five million (5,000,000) shall be Preferred Stock, par value $.10 per share, issuable in series ("Preferred Stock").  3. At a meeting duly held on August 9, 1994 after notice duly given, the Board of Directors of the Corporation adopted resolutions declaring the advisability of the foregoing amendment and directed the officers of the Corporation to submit the amendment to the stockholders of the Corporation for their approval at its 1994 Annual Meeting of the stockholders. The Annual Meeting was called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware.

4. The stockholders of the Corporation approved the foregoing amendment by the favorable votes of (i) the holders of a majority of the issued and outstanding shares of the Class A Common Stock of the Corporation and (ii) the holders of a majority of the issued and outstanding shares of the Class B Common Stock of the Corporation as required by Article FOURTH Section A.3 and Article NINTH of the Corporation's Restated Certificate of Incorporation. No other class of securities of the Corporation is entitled to vote on the foregoing amendment. 5. The amendment was duly adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware. 6.The capital of the Corporation will not be reduced under or by reason of the amendment.  IN WITNESS WHEREOF, Watts Industries, Inc. has caused its corporate seal to be affixed and this Certificate to be signed on its behalf by Timothy P. Horne, Chairman of the Board and attested by Kenneth J. McAvoy, Secretary, and does hereby affirm that the 1994. facts stated therein are true, this 18th day of October, 1994.  ATTEST:  [Corporate Seal] Kenneth J. McAvoy Secretary  WATTS INDUSTRIES, INC. By: Timothy P. Horne Chairman of the Board

STATE OF DELAWARE  SECRETARY OF STATE  DIVISION OF CORPORATIONS FILED 12:30 PM 12/ 20/ 2002  020788609 - 2079617  CERTIFICATE OF OWNERSHIP AND MERGER  MERGING WATTS INVESTMENT COMPANY, A DELAWARE CORPORATION  WITH AND INTO  WATTS INDUSTRIES, INC., A DELAWARE CORPORATION  Wans Industries, Inc. (“Watts Industries”), a corporation organized and existing under the laws of the State of Delaware, DOES HEREBY CERTIFY:  FIRST: That Watts Industries was incorporated on December 27, 1985, pursuant to the laws of the State of Delaware;  SECOND: That Watts Industries owns one hundred percent (100%) of the issued and outstanding shares of the common stock of Watts Investment Company ("Watts Investment"), a Delaware corporation, which was incorporated on July 22, 1991, pursuant to the Delaware General Corporation Law (the "DGCL");  THIRD: That Watts Industries by the following resolutions of its Board of Directors, duly adopted by consent of the Board of Directors as of December 20, 2002, did determine to merge Watts Investment with and into itself, which resolutions are as follows:  RESOLVED: That, effective upon the filing of an appropriate Certificate of Ownership and Merger (the "Certificate of Ownership and Merger") embodying these resolutions with the Secretary of State of Delaware, Watts Investment Company, a Delaware corporation and wholly owned subsidiary of the Company (the “Subsidiary"), shall be merged (the "Merger'') with and into the Company, and the Company shall be the surviving corporation possessed of all the estate, property, rights, privileges and franchises of the Subsidiary, and the Corporation shall assume all of the liabilities and obligations of the Subsidiary pursuant to and in the manner prescribed by Section 253 of the DGCL.  RESOLVED: That the President and Chief Financial Officer, Treasurer and Secretary or other proper officer of the Company (the “Authorized Officers") be, and each of them acting singly hereby is, authorized, empowered and directed in the name and on behalf of the

Company, to execute and file or cause to be filed with the Secretary of State of Delaware, the Certificate of Ownership and Merger as required by Section 253 of the DGCL, and any and all additional documents and information required to be filed therewith.  RESOLVED: That the Merger shall be effective upon the filing of the Certificate of Ownership and Merger, or at such later date provided therein, with the Secretary of State of Delaware.  RESOLVED: That upon the proposed Merger becoming effective, each outstanding share of capital stock of Subsidiary owned of record by the Company shall cease to be outstanding, without any payment being made in respect thereof.  RESOLVED: That any and all actions heretofore taken by any officer or director of the Company contemplated by or in connection with the Merger be, and each of them hereby is, ratified, confirmed and approved in all respects.  RESOLVED: That, anything in these resolutions or elsewhere to the contrary notwithstanding, the Merger may be amended or terminated and abandoned by the Board of Directors of the Company at any time prior to the date of filing the Certificate of Ownership and Merger with the Secretary of State of Delaware.  FOURTH: That the Certificate of Incorporation of Watts Industries, which is the surviving corporation, shall continue in full force and effect as the Certificate of Incorporation of the surviving corporation; and  FIFTH: That this Certificate of Merger shall be effective as of 5:00 p.m., Eastern time, on December 20, 2002.  2

IN WITNESS WHEREOF, said Watts Industries has caused this Certificate to be signed by its duly elected, qualified and acting Chief Financial Officer, this 20th day of December, 2002.  WATTS INDUSTRIES, INC.  By:. /s/ William C.  McCartney Name: William C. McCartney Title: Chief Financial Officer  LIBC/1493662.1

OCT-14-2003 14:39 P.02 Secretary of State Division of Corporations Delivered 02:44 PM 10/14/2003 FILED 02:39 PM 10/14/2003 SRV 030659170 - 2079617 FILE  CERTIFICATE OF OWNERSHIP AND MERGER OF WATTS WATER TECHNOLOGIES, INC. WITH AND INTO WATTS INDUSTRIES, INC.  The undersigned corporation organized and existing under and by virtue of the Delaware General Corporation Law, DOES HEREBY CERTIFY:  FIRST: That the name and state of incorporation of each of the constituent corporations are as follows:  Name Watts Water Technologies, Inc. Watts Industries, Inc. State of Incorporation  Delaware Delaware  SECOND: That Watts Industries, Inc. owns all of the outstanding shares of each class of capital stock of Watts Water Technologies, Inc.  THIRD: That the Board of Directors of Watts Industries, Inc. (the "Board") has adopted resolutions, dated as of August 6, 2003, providing for the merger of Watts Water Technologies, Inc. with and into Watts Industries, Inc. (the "Merger"), attached hereto as Exhibit A, which resolutions have been approved, certified, executed and acknowledged by the Board in accordance with Section 253 of the Delaware General Corporation Law;  FOURTH: That Watts Industries, Inc. shall be the surviving corporation (the "Surviving Corporation") and the name of the Surviving Corporation shall be Watts Water Technologies, Inc.;  FIFTH: That the Certificate of Incorporation of Watts Industries, which shall be amended as above, will be the Certificate of Incorporation of the Surviving Corporation.  SIXTH: That this Certificate of Ownership and Merger shall be effective at 12:01 a.m Eastern Standard Time on Wednesday, October 15, 2003. [SIGNATURE PAGE TO FOLLOW]

OCT-14-2003 14:40 P.03 Dated: October 14, 2003 WATTS INDUSTRIES, INC. By: Name: William C. McCartney Title: Chief Financial Officer

OCT-14-2003 14:40 P.04 Exhibit A RESOLUTIONS OF THE BOARD OF DIRECTORS OF WATTS INDUSTRIES, INC. LIBC/1769607.1

OCT-14-2003 14:40 P.05 Corporate Name Change  RESOLVED: That it is advisable and in the best interest of the Corporation to change its name to "Watts Water Technologies, Inc." (the "Corporate Name Change").  Merger of Watts Water with and into the Corporation  RESOLVED:  RESOLVED:  RESOLVED: That it is advisable and in the best interest of the Corporation to merge (the "Merger") Watts Water with and into the Corporation in order to effect the Corporate Name Change pursuant to Section 253 of the Delaware General Corporation Law.  That it is advisable and in the best interest of the Corporation to file a Certificate of Ownership and Merger with the Delaware Secretary of State and any other notices, applications, forms or other documents required by any agency or third party n order to effectuate the Merger.  That the Authorized Officers be, and hereby are, authorized to execute and deliver, for and on behalf of the Corporation, the Certificate of Ownership and Merger and any and all documents related thereto, together with such modifications as any Authorized Officer deems to be in the best interests of the Corporation, and thereafter to take such actions as any Authorized Officer may deem reasonable or appropriate to cause the Corporation to carry out and perform its obligations thereunder.  Omnibus  RESOLVED:  RESOLVED: That the Authorized Officers, acting individually or collectively, be and hereby are authorized, empowered and directed in the name and on behalf of the Corporation (i) to execute and deliver the Certificate of Ownership and Merger with such changes, modifications and amendments as any Authorized Officer may deem necessary, appropriate and desirable, approval of which by such Authorized Officer shall be conclusively evidenced by his or her execution thereof, (ii) to consummate the transactions contemplated thereby and (iii) to execute and deliver such other agreements, documents, certificates and instruments as may be necessary or desirable in connection with the Certificate of Ownership and Merger, the execution, acknowledgment, delivery or performance thereof by such Authorized Officer to be conclusive evidence that the same has been approved by this Board of Directors.  The execution and delivery by any Authorized Officer of the Corporation of any of the agreements, documents, certificates and instruments referred  - 1 - LIBC/1769573.2 TOTAL P.05 to above prior to the passing of this consent hereby confirmed, ratified and adopted as of the dare of execution and delivery. -2- LIBC/1769573.2 TOTAL P.02

State of Delaware Secretary of State Division of Corporations Delivered 09:50 AM 05/17/2019 FILED 09:50 AM 05/17/2019 SR 20194054896 – File Number 2079617 CERTIFICATE OF AMENDMENT OF RESTATED CERTIFICATE OF INCORPORATION OF WATTS WATER TECHNOLOGIES, INC.  Watts Water Technologies, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify as follows:  FIRST: That at a meeting of the Board of Directors of Watts Water Technologies, Inc., resolutions were duly adopted setting forth a proposed amendment of the Restated Certificate of Incorporation of the Corporation, declaring said amendment to be advisable and placing said amendment on the agenda of the next annual meeting of the stockholders of the Corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:  RESOLVED: That the first paragraph of Article Fourth of the Restated Certificate of Incorporation of the Corporation be and hereby is deleted in its entirety and the following paragraph is inserted in lieu thereof:  FOURTH: The total number of shares of capital stock which the Corporation shall have authority to issue shall be one hundred fifty million (150,000,000) shares, of which one hundred twenty million (120,000,000) shall be Class A Common Stock, par value $.10 per share ("Class A Common Stock"), twenty-five million (25,000,000) shall be Class B Common Stock, par value $.10 per share ("Class B Common Stock"), and five million (5,000,000) shall be Preferred Stock, par value $.10 per share, issuable in series ("Preferred Stock").  SECOND: That thereafter, pursuant to resolution of its Board of Directors, the annual meeting of the stockholders of the Corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware, at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.  THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.  IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its duly authorized officer this 17th day of May, 2019.  WATTS WATER TECHNOLOGIES, INC. By:  Name: Robert J. Pagano, Jr. Title: Chief Executive Officer